EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended January 17, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (Feb 2009 – Jan 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.1%	-2.0%	-2.0%	-7.1%	-8.2%	-5.9%	-0.4%	-5.9%	10.2%	-28.3%	-0.5	-0.7
B**	1.1%	-2.0%	-2.0%	-7.7%	-8.8%	-6.5%	-1.2%	-6.5%	10.2%	-30.4%	-0.6	-0.8
Legacy 1***	1.2%	-1.9%	-1.9%	-5.2%	-6.1%	N/A	N/A	-3.4%	10.1%	-23.0%	-0.3	-0.5
Legacy 2***	1.2%	-1.9%	-1.9%	-5.3%	-6.5%	N/A	N/A	-3.7%	10.1%	-23.7%	-0.3	-0.5
Global 1***	1.2%	-1.9%	-1.9%	-4.7%	-5.7%	N/A	N/A	-4.0%	9.7%	-22.1%	-0.4	-0.5
Global 2***	1.2%	-1.9%	-1.9%	-4.9%	-5.9%	N/A	N/A	-4.3%	9.7%	-23.1%	-0.4	-0.6
Global 3***	1.2%	-1.9%	-1.9%	-6.4%	-7.5%	N/A	N/A	-6.0%	9.7%	-28.9%	-0.6	-0.8

S&P 500 Total Return Index****	-0.2%	-0.5%	-0.5%	25.3%	15.1%	19.9%	7.2%	19.9%	15.2%	-16.3%	1.3	2.1
Barclays Capital U.S. Long Gov Index****	0.7%	3.1%	3.1%	-6.6%	7.3%	4.9%	6.1%	4.9%	11.5%	-15.5%	0.5	0.7
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	31%					31%
Energy	6%	Short	Crude Oil	2.5%	Short	6%	Short	Crude Oil	2.5%	Short
			Natural Gas	1.5%	Long			Natural Gas	1.5%	Long
Grains/Foods	13%	Short	Corn	2.9%	Short	13%	Short	Corn	2.9%	Short
			Wheat	2.3%	Short			Wheat	2.3%	Short
Metals	12%	Short	Copper LME	3.5%	Long	12%	Short	Copper LME	3.5%	Long
			Gold	3.2%	Short			Gold	3.1%	Short
FINANCIALS	69%					69%
Currencies	31%	Long $	Japanese Yen	6.6%	Short	31%	Long $	Japanese Yen	6.6%	Short
			British Pound	4.2%	Long			British Pound	4.2%	Long
Equities	24%	Long	S&P 500	4.4%	Long	24%	Long	S&P 500	4.4%	Long
			Dax Index	4.0%	Long			Dax Index	4.0%	Long
Fixed Income	14%	Long	Bunds	2.5%	Long	14%	Long	Bunds	2.5%	Long
			Japanese Gov't Bonds	2.1%	Long			Japanese Gov't Bonds	2.1%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices gained more than 6% after data showed a large decrease in inventories and forecasts called for a period of prolonged cold weather across the U.S. Crude oil prices increased after the U.S. Energy Information Administration reported oil inventories had declined by more than was previously expected.

Grains/Foods
Cotton prices rallied in excess of 5% amid a decline in U.S. inventories and subdued concerns regarding a potential supply dump by China.  Coffee prices declined by nearly 3% as excess supply continued to outpace demand.

Metals
Aluminum prices increased by more than 3% in reaction to bullish fundamental factors.  Nickel prices gained 6% as investors reacted to concerns regarding tighter supplies after Indonesia’s ban on ore exports went into effect.

Currencies
The Australian dollar depreciated by more than 2% after disappointing labor market data was released.  The euro hit an eight-week low against the U.S. dollar as investors remained cautious regarding the health of the Eurozone’s economy and speculated the European Central Bank would ease monetary policy further.

Equities
The German DAX Index reached a record high after a U.S. report showed home construction within the U.S. grew at its fastest pace since 2007.  The Nikkei 225 lost more than 1% as investors reacted to a slower pace of the Japanese yen’s depreciation against major counterparts.

Fixed Income
German Bund prices rose after data confirmed inflation in Germany slowed in December, which increased demand for safe-haven government bonds.  Long Gilt prices rallied after data showed housing prices in the U.K. declined in December, which fueled speculation the economic recovery in the U.K. is losing momentum.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.